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                                                                   EXHIBIT 4.2


                              CERTIFICATE OF MERGER
                                     MERGING
                               WHITMAN CORPORATION
                                  WITH AND INTO
                      HEARTLAND TERRITORIES HOLDINGS, INC.

                         Pursuant to Section 251 of the
                        Delaware General Corporation Law

                  The undersigned, being the Vice President of Heartland Territories Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

         FIRST: That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

         NAME                                           STATE OF INCORPORATION

         WHITMAN CORPORATION                                  Delaware
         HEARTLAND TERRITORIES HOLDINGS, INC.                 Delaware

         SECOND: That the Amended and Restated Contribution and Merger Agreement, dated as of March 18, 1999, among Whitman Corporation, PepsiCo, Inc. and Heartland Territories Holdings, Inc. has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: That the name of the surviving entity will be Heartland Territories Holdings, Inc. which shall be changed herewith to Whitman Corporation.

         FOURTH: That the Certificate of Incorporation of Heartland Territories Holdings, Inc. shall be amended and restated in its entirety in the form attached as Exhibit A.

         FIFTH: That the executed Amended and Restated Contribution and Merger Agreement is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 3501 Algonquin Road, Rolling Meadows, Illinois 60008.

         SIXTH: That a copy of the aforesaid Amended and Restated Contribution and Merger Agreement will be furnished by the aforesaid surviving corporation, upon request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

         SEVENTH: That this Certificate of Merger shall be effective at 11:05 a.m. on the 20th day of May, 1999.
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         IN WITNESS WHEREOF, Heartland Territories Holdings, Inc. has caused this Certificate of Merger to be signed by W. Timothy Heaviside, its Vice President, on this 20th day of May, 1999.


                                         HEARTLAND TERRITORIES HOLDINGS, INC.


                                         By:      /s/ W. Timothy Heaviside
                                             --------------------------------
                                              Name:   W. Timothy Heaviside
                                              Title:  Vice President